Exhibit 99.2


         **************************************************************


                                CREDIT AGREEMENT

                                   dated as of

                                October 10, 1997

                                     between

                                  NEW RES, INC.
                   (to be renamed EXCEL Communications, Inc.)


                               -------------------


                          LEHMAN COMMERCIAL PAPER INC.,
                        as Arranger and Syndication Agent

                                       and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                           NATIONSBANK OF TEXAS, N.A.,
                             as Documentation Agents

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                               -------------------
                                 $1,000,000,000
                               -------------------


         **************************************************************

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page

Section 1.  Definitions and Accounting Matters...............................  2
         1.01  Certain Defined Terms.........................................  2
         1.02  Accounting Terms and Determinations........................... 23
         1.03  Types of Loans................................................ 24

Section 2.  The Commitments, Loans, Notes and Prepayments.................... 24
         2.01  Loans   ...................................................... 24
         2.02  Borrowings.................................................... 25
         2.03  Letters of Credit............................................. 25
         2.04  Changes of the Commitments.................................... 30
         2.05  Commitment Fee................................................ 31
         2.06  Lending Offices............................................... 31
         2.07  Several Obligations; Remedies Independent..................... 31
         2.08  Notes   ...................................................... 31
         2.09  Optional Prepayments and Conversions or
                  Continuations of Loans..................................... 32
         2.10  Mandatory Prepayments and Reductions of Commitments........... 33

Section 3.  Payments of Principal and Interest............................... 35
         3.01  Repayment of Loans............................................ 35
         3.02  Interest...................................................... 35

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.................. 36
         4.01  Payments...................................................... 36
         4.02  Pro Rata Treatment............................................ 37
         4.03  Computations.................................................. 37
         4.04  Minimum Amounts............................................... 38
         4.05  Certain Notices............................................... 38
         4.06  Non-Receipt of Funds by the Administrative Agent.............. 39
         4.07  Sharing of Payments, Etc...................................... 40

Section 5.  Yield Protection, Etc............................................ 42
         5.01  Additional Costs.............................................. 42
         5.02  Limitation on Types of Loans.................................. 44

                                                                            Page

         5.03  Illegality.................................................... 44
         5.04  Treatment of Affected Loans................................... 44
         5.05  Compensation.................................................. 45
         5.06  Additional Costs in Respect of Letters of Credit.............. 46
         5.07  U.S. Taxes.................................................... 47
         5.08  Replacement of Lenders........................................ 48

Section 6.  Guarantee........................................................ 48
         6.01  The Guarantee................................................. 48
         6.02  Obligations Unconditional..................................... 49
         6.03  Reinstatement................................................. 50
         6.04  Subrogation................................................... 50
         6.05  Remedies...................................................... 50
         6.06  Instrument for the Payment of Money........................... 51
         6.07  Continuing Guarantee.......................................... 51
         6.08  Rights of Contribution........................................ 51
         6.09  General Limitation on Guarantee Obligations................... 52

Section 7.  Conditions....................................................... 52
         7.01  Initial Extension of Credit................................... 52
         7.02  Initial and Subsequent Extensions of Credit................... 55

Section 8.  Representations and Warranties................................... 55
         8.01  Organization; Powers.......................................... 55
         8.02  Authorization; Enforceability................................. 55
         8.03  Approvals..................................................... 56
         8.04  No Breach..................................................... 56
         8.05  Financial Condition; No Material Adverse Change............... 56
         8.06  Properties.................................................... 58
         8.07  Litigation.................................................... 58
         8.08  Environmental Matters......................................... 58
         8.09  Compliance with Laws and Agreements........................... 59
         8.10  Investment Company Act........................................ 59
         8.11  Public Utility Holding Company Act............................ 59
         8.12  Taxes   ...................................................... 60
         8.13  ERISA   ...................................................... 60
         8.14  True and Complete Disclosure.................................. 60
         8.15  Use of Credit................................................. 61
         8.16  Material Agreements and Liens................................. 61
         8.17  Capitalization................................................ 61
         8.18  Subsidiaries, Etc............................................. 62

                                                                            Page

         8.19  Merger Agreement.............................................. 62

Section 9.  Covenants of the Company ........................................ 63
         9.01  Financial Statements and Other Information.................... 63
         9.02  Notices of Material Events.................................... 65
         9.03  Existence, Etc................................................ 66
         9.04  Insurance..................................................... 66
         9.05  Prohibition of Fundamental Changes............................ 67
         9.06  Liens   ...................................................... 68
         9.07  Indebtedness.................................................. 70
         9.08  Investments................................................... 71
         9.09  Restricted Payments........................................... 72
         9.10  Certain Financial Covenants................................... 72
         9.11  Capital Expenditures.......................................... 73
         9.12  Subordinated Indebtedness; Qualified Senior Indebtedness...... 74
         9.13  Lines of Business............................................. 74
         9.14  Transactions with Affiliates.................................. 75
         9.15  Restrictive Agreements........................................ 75
         9.16  Use of Proceeds............................................... 76
         9.17  Certain Obligations Respecting Restricted Subsidiaries........ 76
         9.18  Modifications of Certain Documents............................ 77

Section 10.  Events of Default............................................... 77

Section 11.  The Administrative Agent........................................ 81
         11.01  Appointment, Powers and Immunities........................... 81
         11.02  Reliance by Administrative Agent............................. 82
         11.03  Defaults..................................................... 83
         11.04  Rights as a Lender........................................... 83
         11.05  Indemnification.............................................. 83
         11.06  Non-Reliance on Administrative Agent, Arranger and
                    Other Lenders............................................ 84
         11.07  Failure to Act............................................... 84
         11.08  Resignation or Removal of Administrative Agent............... 84
         11.09  Consents under Pledge Agreement.............................. 85
         11.10  Arranger and Syndication and Documentation Agents............ 86

Section 12.  Miscellaneous................................................... 86
         12.01  Notices...................................................... 86
         12.02  Waiver ...................................................... 86
         12.03  Amendments, Etc.............................................. 87
         12.04  Expenses, Etc................................................ 88

         12.05  Successors and Assigns....................................... 89
         12.06  Assignments and Participations............................... 89
         12.07  Survival..................................................... 91
         12.08  Counterparts................................................. 91
         12.09  Governing Law; Submission to Jurisdiction.................... 92
         12.10  WAIVER OF JURY TRIAL......................................... 92
         12.11  Captions..................................................... 92
         12.12  Confidentiality.............................................. 92
         12.13  Interest Rates............................................... 93
         12.14  Subordination................................................ 94


SCHEDULE I        -          Commitments
SCHEDULE II            -     Material Agreements and Liens
SCHEDULE III           -     Restrictive Agreements
SCHEDULE IV            -     Litigation
SCHEDULE V             -     Subsidiaries and Investments
SCHEDULE VI            -     Certain Matters Relating to Intellectual Property
SCHEDULE VII           -     Certain ERISA Matters

EXHIBIT A           - Form of Note
EXHIBIT B           - Form of Guarantee Assumption Agreement
EXHIBIT C           - Form of Pledge Agreement
EXHIBIT D-1         - Form of Opinion of Special New York Counsel to the
                        Obligors
EXHIBIT D-2         - Form of Opinion of General Counsel to Excel
EXHIBIT D-3         - Form of Opinion of Special Virginia Counsel to Telco
EXHIBIT E           - Form of Opinion of Special New York Counsel to the
                         Arranger
EXHIBIT F           - Form of Confidentiality Agreement
EXHIBIT G           - Form of Notice of Borrowing
EXHIBIT H           - Form of Notice of Account Designation
EXHIBIT I           - Form of Notice of Prepayment
EXHIBIT J           - Form of Notice of Conversion/Continuation

                  CREDIT AGREEMENT dated as of October 10, 1997, between:

                  NEW RES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (to be renamed EXCEL Communications, Inc., upon consummation of the Merger Transactions referred to herein, the "Company");

                  each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 9.17(a) (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors");

                  each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to
         Section 12.06(b) (individually, a "Lender" and, collectively, the "Lenders");

                  LEHMAN COMMERCIAL PAPER INC., as Arranger (the "Arranger") and Syndication Agent;

                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and NATIONSBANK OF TEXAS, N.A., as Documentation Agents; and

                  FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  Pursuant to an Agreement and Plan of Merger dated as of June 5, 1997 by and among EXCEL Communications, Inc., New RES, Inc., T-Sub, Inc., E-Sub, Inc. and Telco Communications Group, Inc. the parties thereto have agreed to effect the Merger Transactions (as hereinafter defined) providing, inter alia, for the merger of E-Sub, Inc. with and into EXCEL Communications, Inc. and for the merger of T-Sub, Inc. with and into Telco Communications Group, Inc., following which mergers the surviving corporations will be wholly owned subsidiaries of the Company. In that connection the Company has requested that the Lenders extend credit to it, under the guarantee of the Subsidiary Guarantors, in an aggregate principal or face amount not exceeding $1,000,000,000 to finance the Merger Transactions, to pay for fees and expenses relating thereto, to finance the operations of the


                                Credit Agreement
                                ----------------

Obligors, for general corporate purposes of the Obligors, to enable certain acquisitions and capital expenditures by the Obligors, and for other purposes.

                  Accordingly, the parties hereto agree as follows:


                  Section 1.  Definitions and Accounting Matters.
                              ----------------------------------

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Account" means any account (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect from time to time in the State of New York) of the Company or any of its Restricted Subsidiaries arising from the sale or lease of goods or rendering of services.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Restricted Subsidiaries of the Company shall be Affiliates.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.



                                Credit Agreement
                                ----------------

                  "Applicable Margin" means, with respect to Loans of any Type during any Interest Accrual Period (as defined below), the rate indicated below for Loans of such Type opposite the applicable range of Debt Ratio for such Interest Accrual Period:

                           Applicable Margin (% p.a.)
          Range of
          Debt Ratio           Base Rate Loans               Eurodollar Loans
          ----------           ---------------               ----------------

Greater than or equal
  to 3.50 to 1.00                   0.50%                        1.750%

Greater than or equal
  to 3.00 to 1.00 but less
  than 3.50 to 1.00                 0.00%                        1.250%

Greater than or equal
  to 2.50 to 1.00 but less
  than 3.00 to 1.00                 0.00%                        1.125%

Greater than or equal
  to 2.00 to 1.00 but less
  than 2.50 to 1.00                 0.00%                        1.000%

Greater than or equal
  to 1.50 to 1.00 but less
  than 2.00 to 1.00                 0.00%                         .750%

Less than 1.50 to 1.00              0.00%                         .625%

For purposes hereof, an "Interest Accrual Period" shall mean each of the following successive periods, as applicable: (i) the period commencing on the Closing Date to and including the first Business Day after the Certificate Date (as defined below) for the financial statements with respect to the fiscal quarter ending December 31, 1997, and (ii) thereafter, each successive period (if any) commencing on the day immediately following the last day of the preceding Interest Accrual Period through and including the first Business Day after the next following Certificate Date.

                  The Applicable Margin for the initial Interest Accrual Period shall be 0.00% for Base Rate Loans and 1.000% for Eurodollar Loans and the Applicable Margin for any subsequent Interest Accrual Period shall be determined on the basis of the calculation of the


                                Credit Agreement
                                ----------------

Debt Ratio set forth in the certificate of a Financial Officer of the Company delivered pursuant to Section 9.01(c) setting forth a calculation of the Debt Ratio as at the last day of each quarterly fiscal period ending on or after December 31, 1997 (the date upon which any such certificate is delivered being herein called a "Certificate Date"), provided that, notwithstanding the foregoing, the Applicable Margin shall be the highest rates provided for in the above schedule for any period during which the Company shall be in default of its obligation to deliver such certificate and financial statements for any fiscal quarter by the times specified in Section 9.01 (but upon the cure or waiver of any such Event of Default or default this proviso shall no longer be applicable until another such Event of Default or default shall occur).

                  "Bankruptcy Code" means the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day and (b) the Federal Funds Rate for such day plus 1/2 of 1%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

                  "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                  "Business Day" means any day (a) on which commercial banks are not authorized or required to close in New York City or Charlotte, North Carolina and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Restricted Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but


                                Credit Agreement
                                ----------------
excluding repairs and excluding all acquisitions including, without limitation, Telco's acquisition on April 15, 1997 of the voice network assets of Advantis) during such period computed in accordance with GAAP.

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Closing Date" means the date upon which the initial extension of credit hereunder is made.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, as to each Lender, the obligation of such Lender to make Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule I or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.06(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced permanently at any time or from time to time pursuant to Section 2.04 or 2.10).

                  "Commitment Percentage" means, with respect to any Lender, the ratio of (a) the amount of the Commitment of such Lender to (b) the aggregate amount of the Commitments of all of the Lenders.

                  "Commitment Reduction Dates" means each Quarterly Date falling on or nearest to September 30, 2000 and September 30, 2001 and the Commitment Termination Date.

                  "Commitment Termination Date" means the Quarterly Date falling on or nearest to September 30, 2002.

                  "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.09 of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.


                                Credit Agreement
                                ----------------

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise and "Controlled by" shall have a correlative meaning; provided that a Person shall not be deemed to lack or to have failed to maintain Control of another Person by reason of the existence of rights of approval or veto rights held by any third party, including, without limitation, any stockholder, director, partner, lender or landlord.

                  "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Debt Issuance" means any issuance or sale by the Company or any of its Restricted Subsidiaries after the Closing Date of any debt securities, excluding, however, any Indebtedness incurred as permitted by clause
(d), (e), (f) or (g) of Section 9.07.

                  "Debt Ratio" means, as at any date of determination thereof, the ratio of (a) all Indebtedness of the Company and its Restricted Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) as at such date, including, without limitation, all Indebtedness outstanding on such date arising in connection with the sale or financing of Accounts on a recourse basis by the Company or any of its Restricted Subsidiaries to (b) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date (or, for any such period ending on or before September 30, 1998, for such shorter period as is specified in the definition of "EBITDA" in this Section 1.01, and adjusted as provided in said definition).

                  "Debt Service" means, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or regularly scheduled prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus
(b) all Interest Expense for such period.

                  "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any other Person excluding (i) any disposition of Accounts pursuant to any


                                Credit Agreement
                                ----------------

Permitted Receivables Transaction or (ii) any sale, assignment, transfer or other disposition of (a) a Permitted Investment, (b) any Property sold or disposed of in the ordinary course of business and on ordinary business terms or
(c) any Property yielding Net Available Proceeds of less than $1,000,000 individually.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Company organized under the United States of America or a State thereof.

                  "E-Sub" means E-Sub, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

                  "EBITDA" means, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period plus (c) the portion of management services fees paid to the Company and its Restricted Subsidiaries by independent representatives that is deferred during such period, net of any such fees previously deferred that are amortized during such period, provided that, notwithstanding the foregoing, if during any period for which EBITDA is being determined the Company or any of its Restricted Subsidiaries shall have consummated any acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), EBITDA shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated on the first day of such period.

                  Except as otherwise provided in Section 7.01(i), whenever in this Agreement EBITDA is to be calculated for any period of four fiscal quarters ending on or before September 30, 1998, EBITDA shall be determined as follows:

                         (i) for any period ending December 31, 1997, EBITDA shall be determined for the fiscal quarter ending on said date in the manner specified in the next paragraph and shall be adjusted by multiplying the amount of such EBITDA by four;

                        (ii) for any period ending March 31, 1998, EBITDA shall be determined for the period of two fiscal quarters ending on said date in the manner specified in the


                                Credit Agreement
                                ----------------
         next paragraph and shall be adjusted by multiplying the amount of such EBITDA by two;

                       (iii) for any period ending June 30, 1998, EBITDA shall be determined for the period of three fiscal quarters ending on said date in the manner specified in the next paragraph and shall be adjusted by multiplying the amount of such EBITDA by 4/3; and

                        (iv) for any period ending September 30, 1998, EBITDA shall be determined for the period of four fiscal quarters ending on said date in the manner specified in the next paragraph.

                  In determining EBITDA for any of the periods specified in the foregoing clauses (i) through (iv), EBITDA for the fiscal quarter ending December 31, 1997 shall be deemed to be equal to the sum of

                  (x) for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, but without giving effect to any operations of Telco prior to the Closing Date), the following: (1) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such fiscal quarter plus (2) depreciation and amortization (to the extent deducted in determining net operating income) for such fiscal quarter plus (3) the portion of management services fees paid to the Company and its Restricted Subsidiaries by independent representatives that is deferred during such period, net of any such fees previously deferred that are amortized during such period plus (4) Merger-Related Charges plus

                  (y) for Telco and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the following: (1) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for the period commencing on October 1, 1997 to but not including the Closing Date plus (2) depreciation and amortization (to the extent deducted in determining net operating income) for such period plus (3) Merger-Related Charges.

                  "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor


                                Credit Agreement
                                ----------------
environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Excel, the Company or Telco is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                  "ERISA Event" means any of the following events or conditions:

                  (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
         Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                  (c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the


                                Credit Agreement
                                ----------------
         receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (d) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; or

                  (f) the adoption of an amendment to any Plan that, pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections.

                  "Eurodollar Base Rate" means, for any Interest Period for any Eurodollar Loan, the LIBOR rate per annum appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Interest Period as the rate for Dollar deposits having a term comparable to such Interest Period, provided that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of the Administrative Agent and the Majority Lenders, shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Administrative Agent and the Majority Lenders, the Eurodollar Base Rate means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by First Union at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by First Union to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in the amount of the Eurodollar Loan to be made


                                Credit Agreement
                                ----------------
by First Union for such Interest Period. If First Union is not participating in any Eurodollar Loan during any Interest Period therefor at any time when the proviso contained in the preceding sentence is applicable, the Eurodollar Base Rate for such Interest Period shall be determined by reference to the amount of such Loan that First Union would have made or had outstanding during such Interest Period had it been participating in such Loan during such Interest Period.

                  "Eurodollar Loans" means Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

                  "Eurodollar Rate" means, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

                  "Event of Default" has the meaning assigned to such term in
Section 10.

                  "Excel" means EXCEL Communications, Inc., a Delaware corporation into which E-Sub is to be merged pursuant to the Merger Agreement.

                  "Excess Cash Flow" means, for any fiscal year, the excess of
(a) EBITDA for such fiscal year over (b) the sum of (i) the aggregate amount of Debt Service for such fiscal year plus (ii) Capital Expenditures made during such fiscal year plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes for such fiscal year.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to First Union on such Business Day on such transactions as determined by the Administrative Agent.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "First Union" means First Union National Bank, a national banking association.


                                Credit Agreement
                                ----------------

                  "FirstExcel" means a federal savings bank to be formed as a Wholly Owned Subsidiary of the Company.

                  "Fixed Charges" means, for any period, the sum of (a) Debt Service for such period plus (b) the aggregate amount of all Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred as permitted by Section 9.07(f) during such period, up to a maximum aggregate amount of $50,000,000 during such period) plus (c) the aggregate amount paid, or required to be paid, in cash in respect of income taxes during such fiscal period.

                  "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (or, for any such period ending on or before September 30, 1998, for such shorter period as is specified in the definition of "EBITDA" in this Section 1.01, and adjusted as provided in said definition) to
(b) Fixed Charges for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

                  "Foreign Subsidiary" means any Subsidiary of the Company other than a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with this Agreement.

                  "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.



                                Credit Agreement
                                ----------------

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit B by an entity that, pursuant to
Section 9.17(a), is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

                  "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) trade credit and trade accounts payable (in each case other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade credit and trade accounts payable are payable within 180 days of the date the respective credit is incurred, respective goods are delivered or the respective services are rendered or (ii) minimum purchase commitments under resale agreements entered into in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Interest Coverage Ratio" means, as at any date, the ratio of
(a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (or, for any such period ending on or before September 30, 1998, for such shorter period as is specified in the definition of "EBITDA" in this Section 1.01, and adjusted as provided in


                                Credit Agreement
                                ----------------
said definition) to (b) Interest Expense for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

                  "Interest Expense" means, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding any amortization of debt issuance costs) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) all interest, whether shown as interest expense, other expense or discount, or as loss and expense on the sale of receivables, in any such case incurred pursuant to any Permitted Receivables Transaction during such period plus (c) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

                  Notwithstanding the foregoing, if, as at any date (a "Calculation Date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Closing Date, Interest Expense shall be calculated only for the portion of such period commencing on the Closing Date and ending on the Calculation Date, and then shall be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the date immediately following the Closing Date through and including the Calculation Date.

                  "Interest Period" means, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the requirements of the proviso set forth at the end of Section 2.01) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

                         (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

                        (ii) no Interest Period may commence before and end after any Commitment Reduction Date unless, after giving effect to the reduction of the


                                Credit Agreement
                                ----------------

         Commitments required on such date, the aggregate principal amount of the Loans having Interest Periods that end after such Commitment Reduction Date shall be equal to or less than the aggregate amount of the Commitments as so reduced on such Commitment Reduction Date;

                       (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

                  (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding (i) trade credit extended in the ordinary course of business so long as such trade credit is payable within 180 days of the date such credit is provided and (ii) any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                  "Issuing Lender" means First Union, in its capacity as the Lender that will issue Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

                  "Letter of Credit" has the meaning assigned to such term in
Section 2.03.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit)


                                Credit Agreement
                                ----------------
governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Interest" means, for each Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Lender of their participation interests under Section 2.03.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Pledge Agreement, each Guarantee Assumption Agreement and the Letter of Credit Documents.

                  "Loans" means the loans provided for in Section 2.01, which may be Base Rate Loans and/or Eurodollar Loans.

                  "Majority Lenders" means Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.



                                Credit Agreement
                                ----------------

                  "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U and X.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, Property or financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party,
(c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

                  "Merger Agreement" means an Agreement and Plan of Merger dated as of June 5, 1997 by and among EXCEL Communications, Inc., T-Sub, Inc., E-Sub, Inc., Telco Communications Group, Inc. and the Company.

                  "Merger-Related Charges" means merger-related charges for the fiscal quarter ending December 31, 1997 reasonably determined by (in the case of clause (x) of the definition of EBITDA) the Company to relate to the Merger Transactions or (in the case of clause (y) of the definition of EBITDA) Telco to relate to the Merger Transactions except (in each case) for such charges, if any, that have been objected to by the Majority Lenders within 30 days after the delivery by the Company of the financial statements for the fiscal quarter ending December 31, 1997, in a notice provided by the Administrative Agent to the Company hereunder.

                  "Merger Transactions" means, collectively, the following transactions contemplated by the Merger Agreement, each of which is to take place either prior to or substantially simultaneously on the Closing Date:

                           (a) the merger of E-Sub with and into Excel under the Delaware General Corporation Law, whereupon the separate corporate existence of E-Sub shall cease and Excel shall continue as the surviving corporation and a Wholly Owned Restricted Subsidiary of the Company; and

                           (b) the merger of T-Sub with and into Telco under the Virginia Stock Corporation Act, whereupon the separate corporate existence of T-Sub shall cease and Telco shall continue as the surviving corporation and a Wholly Owned Restricted Subsidiary of the Company.

                  "Moody's" means Moody's Investors Service, Inc.



                                Credit Agreement
                                ----------------

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Excel, the Company, Telco or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Net Available Proceeds" means (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and (b) in the case of any Debt Issuance, the aggregate amount of all cash received by the Company and its Restricted Subsidiaries in respect of such Debt Issuance net of underwriting discounts and commissions, and expenses incurred by the Company and its Restricted Subsidiaries, in connection therewith.

                  "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Restricted Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition; provided that

                  (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses payable by the Company and its Restricted Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Restricted Subsidiaries as a result of such Disposition, but only to the extent that on the date of such Disposition the Company delivers a certificate of a Financial Officer of the Company setting forth a calculation of the amount of such estimated taxes; and

                  (b) Net Cash Payments shall be net of any repayments by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property or (ii) such Indebtedness requires that it be repaid as a condition to such Disposition.

                  "Notes" means the promissory notes provided for in Section
2.08 and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Notice of Account Designation" has the meaning assigned to such term in Section 2.02.



                                Credit Agreement
                                ----------------

                  "Notice of Borrowing" has the meaning assigned to such term in
 Section 2.02.

                  "Notice of Conversion/Continuation" has the meaning assigned to such term in Section 2.09.

                  "Notice of Prepayment" has the meaning assigned to such term in Section 2.09.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof (including, without limitation, Fannie Mae, Ginnie Mae, Freddie Mac, the Federal Home Loan Savings Bank, the Federal Farm Loan Savings Bank and other similar agencies), or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 365 days from the date of acquisition thereof; (b) certificates of deposit and time deposits issued (x) by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, or that has one of the two highest deposit ratings obtainable from S&P or Moody's, or (y) by any Lender, and (in the case of each of the foregoing (x) and (y)) maturing not more than 365 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively; (d) debt securities issued by U.S. corporations that have one of the two highest ratings obtainable from S&P or Moody's, maturing not more than 365 days from the acquisition thereof; and (e) repurchase agreements relating to any of the investments permitted under clauses
(a) through (d) above; in the case of each of the Investments described in the foregoing clauses (a) through (e), so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                  "Permitted Investors" means Kenny A. Troutt and his Permitted Transferees.

                  "Permitted Receivables Transaction" means any transaction providing for (i) the sale or financing (whether on a recourse or non-recourse) basis of Accounts by the Company and its Restricted Subsidiaries arising in the ordinary course of business, provided that the aggregate amount of such Accounts sold or financed that on any date shall be outstanding shall not at any time exceed $150,000,000 and such sale or financing transaction shall have been effected pursuant to a transaction having terms and conditions reasonably satisfactory to the Majority Lenders and (ii) the purchase of Accounts by the Company and its Restricted Subsidiaries from customers in the ordinary course of business, provided that the aggregate


                                Credit Agreement
                                ----------------
outstanding amount of such purchased Accounts shall not at any one time exceed $25,000,000.

                  "Permitted Reinvestment Transaction" means any of (a) an acquisition or Capital Expenditure permitted under Section 9.05(b), (b) a reimbursement of the Company for monies expended by the Company within the previous 180 days with respect to any such acquisition or Capital Expenditure or
(c) an Investment permitted under Section 9.08(h) or 9.08(i).

                  "Permitted Transferee" means, with respect to a Person, (a) the sibling, spouse or child of such Person, (b) such Person's heirs, executors or legal representatives, (c) the trustees of an inter vivos trust or testamentary trust for the benefit of such Person or persons identified in clause (a) of this definition, or (d) another Person Controlled by such Person or by any Person identified in clauses (a) through (c) of this definition.

                  "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" means an employee benefit or other plan established or maintained by Excel, the Company, Telco or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit C between the Company, the Subsidiary Guarantors party thereto and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Post-Default Rate" means a rate per annum equal to 1% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans and, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" shall be 1% plus the interest rate for such Loan as provided in Section 3.02.

                  "Prime Rate" means the rate of interest from time to time announced by First Union at its Principal Office as its prime commercial lending rate, which rate is First Union's index rate and not necessarily the lowest or best rate charged to customers or other banks.

                  "Principal Office" means the principal office of First Union, located on the date hereof at One First Union Center, 301 South College Street, Charlotte, NC 28288.



                                Credit Agreement
                                ----------------

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Qualified Senior Indebtedness" means Indebtedness (other than Indebtedness permitted under clauses (a), (b), (d), (e), (f) or (g) of Section 9.07) (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is incurred pursuant to documentation containing terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

                  "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                  "Receivables Co." means any special purpose, bankruptcy-remote, Wholly- Owned Subsidiary of the Company organized after the date hereof (or such other Person designated by the Company) that purchases Accounts generated by the Company or any of its Restricted Subsidiaries in connection with a Permitted Receivables Transaction.

                  "Regulations A, D, G, T, U and X" means, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Regulatory Change" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reimbursement Obligations" means, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.



                                Credit Agreement
                                ----------------

                  "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                  "Restricted Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Specified Default" means, collectively, any Event of Default under clause (a), (h) or (i) of Section 10.

                  "Subordinated Indebtedness" means Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans, Reimbursement Obligations, Notes and fees hereunder, and to pay obligations owing by the Company to any one or more Lenders under Hedging Agreements, on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.



                                Credit Agreement
                                ----------------

                  "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, "Subsidiary" means a subsidiary of the Company.

                  "T-Sub" means T-Sub, Inc., a Virginia corporation and a Wholly Owned Subsidiary of the Company.

                  "Telco" means Telco Communications Group, Inc., a Virginia corporation.

                  "Type" has the meaning assigned to such term in Section 1.03.

                  "Unrestricted Subsidiary" means FirstExcel and Receivables Co.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. A "Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary that is also a Restricted Subsidiary.

                  1.02  Accounting Terms and Determinations.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) of this Section 1.02) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01, shall mean the audited financial statements as at December 31, 1996 referred to in Section 8.05). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided


                                Credit Agreement
                                ----------------
herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to
Section 9.01 (or, prior to the delivery of the first financial statements under Section 9.01, used in the preparation of the audited financial statements as at December 31, 1996 referred to in Section 8.05) unless

                         (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

                        (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01, shall mean the audited financial statements referred to in Section 8.05).

                  (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section
9.01 (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) of this Section 1.02 and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                  (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                  1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.


                  Section 2.  The Commitments, Loans, Notes and Prepayments.
                              ---------------------------------------------

                  2.01 Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including


                                Credit Agreement
the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time, provided that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.09) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.09); provided that no more than 10 separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

                  2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder, which notice shall be in substantially the form of Exhibit G (a "Notice of Borrowing"), as provided in Section 4.05. Not later than 12:00 noon Charlotte, North Carolina time (except that for same day Base Rate borrowings the time shall be no later than 2:00 p.m. Charlotte, North Carolina time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent as specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company from time to time in writing to the Administrative Agent by the Company in a notice of account designation substantially in the form of Exhibit H (a "Notice of Account Designation").

                  Anything herein to the contrary notwithstanding, the Loans made on the Closing Date shall consist only of Base Rate Loans.

                  2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01, by the issuance by the Issuing Lender of standby (but not commercial) letters of credit (collectively, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans, exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $50,000,000, (iii) the face amount of any Letter of Credit be less than $250,000 and (iv) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit,


                                Credit Agreement
                               -----------------
provided that nothing herein shall limit the right of the Company to extend the current expiration date of a Letter of Credit (provided that such extension does not extend beyond the Commitment Termination Date) so long as such extension does not extend the expiration date of a Letter of Credit beyond a date that is twelve months from such current expiration date. The following additional provisions shall apply to Letters of Credit:

                  (a) The Company shall give the Administrative Agent at least ten Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof. Upon each issuance of a Letter of Credit, the Issuing Lender shall notify each Lender (through the Administrative Agent) of the amount and expiration date thereof.

                  (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

                  (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at


                                Credit Agreement
                                ----------------
         or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

                  (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.03, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05.

                  (e) Each Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph, and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph, the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments, provided that nothing herein shall limit the right of the Lenders to assert a claim against the Issuing Lender to the extent that such payment by the Issuing Lender was the result of willful misconduct or gross negligence by the Issuing Lender in determining whether to make such payment. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

                  (f) Upon the making of each payment by a Lender to the Issuing Lender pursuant to paragraph (e) of this Section 2.03 in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Company hereunder and under the Letter of Credit Documents


                                Credit Agreement
                                ----------------
         relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Lender entitled thereto, such Lender's Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (i) of this Section 2.03.

                  (g) The Company shall pay to the Administrative Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Loans times the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 0.15% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (y) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after


                                Credit Agreement
                                ----------------
         giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

                  (h) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Section 7, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

                  (i) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section
         2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

                  (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Company shall not be required to


                                Credit Agreement
                                ----------------
indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

                  2.04  Changes of the Commitments.

                  (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date. In addition, the aggregate amount of the Commitments shall be automatically reduced permanently on each Commitment Reduction Date set forth in column (A) below to the amount (subject to permanent reduction pursuant to paragraph (c) of this Section 2.04) set forth in column (B) below opposite such Commitment Reduction
Date:

                          (A)                              (B)
                 Commitment Reduction              Commitments Reduced
                  Date Falling on or                to the Following
                      Nearest to:                      Amounts ($)
                  -------------------               -------------------

                  September 30, 2000                   $800,000,000
                  September 30, 2001                   $500,000,000
                  September 30, 2002                $             0

                  (b) The Company shall have the right at any time or from time to time (i) so long as no Loans or Letter of Credit Liabilities are outstanding, to terminate the Commitments, and (ii) to reduce permanently the aggregate unutilized amount of the Commitments (for which purpose utilization of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or permanent reduction as provided in Section 4.05 and (y) each partial permanent reduction shall be in an aggregate amount at least equal to $10,000,000 (or a larger multiple of $1,000,000).

                  (c) Each permanent reduction in the aggregate amount of the Commitments pursuant to paragraph (b) of this Section 2.04 or Section 2.10 on any date shall result in an automatic and simultaneous permanent reduction (but not below zero) in the aggregate amount of the Commitments for each Commitment Reduction Date (as reflected in column (B) at the


                                Credit Agreement
                                ----------------
end of paragraph (a) of this Section 2.04) after such date in an amount equal to the amount of such permanent reduction.

                  (d) The Commitments once terminated or reduced may not be reinstated.

                  2.05 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unutilized amount of such Lender's Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Commitments) utilization of each Lender's Commitment), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 1/4 of 1%. Accrued commitment fee shall be payable on the first Business Day after each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

                  2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  2.08  Notes.

                  (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

                  (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on


                                Credit Agreement
                                ----------------
account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

                  (c) No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Section 12.06 (and, if requested by any Lender, the Company agrees to so exchange any Note).

                  2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period for such Loans shall be accompanied by payment of any amounts owing under
Section 5.05 as a result of such prepayment; and (c) any Conversion into or Continuation of Eurodollar Loans shall be subject to the proviso set forth at the end of Section 2.01. Each such notice of prepayment shall be in substantially the form of Exhibit I (a "Notice of Prepayment"), and each such notice of any Conversion or Continuation shall be in substantially the form of Exhibit J (a "Notice of Conversion/Continuation").

                  Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.



                                Credit Agreement
                                ----------------

                  2.10  Mandatory Prepayments and Reductions of Commitments.

                  (a) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this paragraph, shall exceed $50,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by a Financial Officer of the Company, in form and detail satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition that will (on the date of the Current Disposition) be received in cash, in which event the Company will prepay the Loans and, to the extent the Loans shall have been prepaid in full, provide cover for Letter of Credit Liabilities as specified in paragraph (c) below (and the Commitments shall be subject to automatic permanent reduction in a like amount), as follows:

                         (i) upon the date of the Current Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Available Proceeds of the Current Disposition, to the extent received in cash on the date of the Current Disposition, together with 100% of the Net Available Proceeds of all such prior Dispositions; and

                        (ii) thereafter, quarterly, on the date of the delivery by the Company to the Administrative Agent pursuant to Section 9.01 of the financial statements for each quarterly fiscal period or (if earlier) the date 60 days after the end of such quarterly fiscal period, to the extent the Company or any of its Restricted Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Available Proceeds minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Company or such Restricted Subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Dispositions, provided that if prior to the date upon which the Company would otherwise be required to make a prepayment under this clause (ii) with respect to any quarterly fiscal period the aggregate amount of such Net Available Proceeds received in cash shall aggregate an amount that will require a prepayment of $10,000,000 or more under this clause (ii) with respect to such quarterly fiscal period, then the Company shall within three Business Days make a prepayment under this clause (ii) in an amount equal to such required prepayment.


                                Credit Agreement
                                ----------------

                  Notwithstanding the foregoing, the Company shall not be required to make a prepayment pursuant to this Section 2.10(a) (and the Commitments shall not be subject to automatic permanent reduction) with respect to the Net Available Proceeds from any Disposition in the event that the Company advises the Administrative Agent at the time such prepayment is required to be made that it intends to reinvest such Net Available Proceeds pursuant to a Permitted Reinvestment Transaction, so long as the Net Available Proceeds from any Disposition are in fact so reinvested within twelve months of such Disposition (it being understood that, in the event there are Net Available Proceeds from more than one Disposition, such Net Available Proceeds shall be deemed to be utilized in the same order in which such Dispositions occurred and, accordingly, any such Net Cash Payments not reinvested for more than twelve months shall be forthwith applied to the prepayment of Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (c) of this
Section 2.10) and/or permanent reductions of Commitments as provided above).

                  Prepayments and/or permanent reductions of Commitments described in this paragraph (a) shall be applied to reduce permanently the aggregate amount of the Commitments (and to the extent that, after giving effect to such permanent reduction, the aggregate principal amount of the Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Commitments, the Company shall, first, prepay Loans and, second, provide cover for Letter of Credit Liabilities as specified in paragraph (c) of this Section 2.10, in an aggregate amount equal to such excess).

                  (b) Debt Issuance. Upon any Debt Issuance, other than a Debt Issuance in respect of Subordinated Indebtedness or Qualified Senior Indebtedness permitted hereunder, the Company shall prepay the Loans (and the Commitments shall be subject to automatic permanent reduction) in an aggregate amount equal to 100% of the Net Available Proceeds of such Debt Issuance. Upon any Debt Issuance in respect of Subordinated Indebtedness permitted hereunder, the Company shall prepay the Loans (but the Commitments shall not be subject to permanent reduction) in an aggregate amount equal to 100% of the Net Available Proceeds of such Debt Issuance. Upon any Debt Issuance in respect of Qualified Senior Indebtedness permitted hereunder, the Company shall prepay the Loans (and the Commitments shall be subject to automatic permanent reduction) in an aggregate amount equal to 75% of the Net Available Proceeds of such Debt Issuance.

                  (c) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this Section 2.10, or pursuant to
Section 3.01, to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in a segregated deposit account (as collateral


                                Credit Agreement
                                ----------------
security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.



                  Section 3.  Payments of Principal and Interest.
                              ----------------------------------

                  3.01 Repayment of Loans. The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date. In addition, if following any Commitment Reduction Date the aggregate principal amount of the Loans, together with the aggregate amount of all Letter of Credit Liabilities, shall exceed the Commitments, the Company shall, first, pay Loans and, second, provide cover for Letter of Credit Liabilities as specified in Section 2.10(c), in an aggregate amount equal to such excess.

                  3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

                  (b) during each Interest Period for such Loan during which such Loan is a Eurodollar Loan, the Eurodollar Rate for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate

                  (x) on the principal of all Loans made by all Lenders if any principal of any Loan shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full;

                  (y) on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Note held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the


                                Credit Agreement
                                ----------------
         period from and including the due date thereof to but excluding the date the same is paid in full; and

                  (z) on the principal of all Loans made by all Lenders during any period when any Specified Default shall have occurred and for so long as such Specified Default shall be continuing.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any Eurodollar Loan, upon the payment or prepayment thereof, and upon the Conversion thereof into a Base Rate Loan, but in each case only on the principal amount so paid, prepaid or Converted and
(iv) in the case of a payment or prepayment of a Base Rate Loan upon the Commitment Termination Date, or in connection with an early termination of the Commitments, on the date of such payment or prepayment. Notwithstanding the foregoing, interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.


                  Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                              -----------------------------------------------

                  4.01 Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account maintained by the Administrative Agent with First Union at the Principal Office, not later than 1:00 p.m. Charlotte, North Carolina time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the


                                Credit Agreement
                                ----------------

Company and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

                  (d) Except to the extent otherwise provided in the last sentence of Section 2.03(e), each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders, each payment of commitment fee under Section 2.05, or of letter of credit fee under Section 2.03(g), shall be made for account of the Lenders, and each termination or permanent reduction of the amount of the Commitments under Section 2.04 or 2.10 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans; (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  4.03 Computations. Interest on Eurodollar Loans, commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed


                                Credit Agreement
                                ----------------

(including the first day but, except as otherwise provided in Section 2.03(g), excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

                  4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                  4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or permanent reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 1:00 p.m. Charlotte, North Carolina time (except for same day notices as provided below, which must be received not later than 12:00 Noon Charlotte, North Carolina time) on the number of Business Days prior to the date of the relevant termination, permanent reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:



                                Credit Agreement
                                ----------------

                                                              Number of
                                                              Business
                  Notice                                     Days Prior
                  ------                                     ----------

         Termination or permanent
         reductions of Commitments                               3

         Borrowing or prepayment of,
         or Conversions into,
         Base Rate Loans                                     same day

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                            3

Each such notice of termination or permanent reduction shall specify the amount of the Commitments to be terminated or reduced permanently. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                  4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required


                                Credit Agreement
                                ----------------

to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                         (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

                        (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                  4.07  Sharing of Payments, Etc.

                  (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due


                                Credit Agreement
                                ----------------

(regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.




                                Credit Agreement
                                ----------------

                  Section 5.  Yield Protection, Etc.
                              ---------------------

                  5.01  Additional Costs.

                  (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                         (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                        (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Eurodollar Rate for any Interest Period for such
         Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

                       (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this paragraph, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.



                                Credit Agreement
                                ----------------

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

                  (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company (with a copy to the Administrative Agent) a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this
Section 5.01. Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to


                                Credit Agreement
                                ----------------
compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan;

                  (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                  (b) the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09.

                  5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

                  5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03, such Lender's Eurodollar Loans shall be


                                Credit Agreement
                                ----------------
automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                  (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 to be satisfied) to


                                Credit Agreement
                                ----------------
         borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from Page 3750 of the Dow Jones Markets Service or other publicly available source as described in the definition of "Eurodollar Base Rate" in Section 1.01).

                  5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.



                                Credit Agreement
                                ----------------

                  5.07  U.S. Taxes.

                  (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                         (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b)) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans and Reimbursement Obligations), or

                        (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this paragraph, (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.


                                Credit Agreement
                                ----------------

                  (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                  5.08 Replacement of Lenders. If any Lender requests compensation pursuant to Section 5.01, 5.06 or 5.07, or any Lender's obligation to make or Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 5.01 or 5.03 (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Company, upon three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by the Company that is satisfactory to the Administrative Agent and the Issuing Lender
(i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to Section 5.01,
5.06 or 5.07, such Proposed Lender's aggregate requested compensation, if any, pursuant to Section 5.01, 5.06 or 5.07 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of
Section 12.06(b), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06, 5.07 and 12.04 (without duplication of any payments made to such Requesting Lender by the Company or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.


                  Section 6.  Guarantee.
                              ---------

                  6.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or


                                Credit Agreement
                                ----------------
otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, and all obligations of the Company or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                         (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                       (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other


                                Credit Agreement
                                ----------------
         agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                        (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  6.04 Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute an investment in the equity capital of the Company by such Subsidiary Guarantor.

                  6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 10) for purposes of Section 6.01 notwithstanding any stay,


                                Credit Agreement
                                ----------------
injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 6.01.

                  6.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 6.08, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including


                                Credit Agreement
                                ----------------
contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 would otherwise, taking into account the provisions of Section 6.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                  Section 7.  Conditions.
                              ----------

                  7.01 Initial Extension of Credit. The obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that (i) such extension of credit shall be made on or before December 31, 1997 and (ii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c), (d), (e) and (i) below, sufficient copies for each Lender), each of which shall be satisfactory to the Arranger (and to the extent specified below, to each Lender) in form and substance:

                  (a) Opinions of Counsel to the Obligors. Opinions, each dated the Closing Date, of (i) Weil, Gotshal & Manges LLP, New York counsel to the Obligors, (ii) J. Christopher Dance, general counsel to Excel and its Subsidiaries and (iii) Swidler & Berlin, Chartered, special Virginia counsel to Telco and its Subsidiaries, as to the matters set forth in Exhibits D-1, D-2 and D-3 hereto, respectively, and covering such


                                Credit Agreement
                                ----------------
         other matters as the Arranger or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (b) Opinion of Special New York Counsel to the Arranger. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Arranger, substantially in the form of Exhibit E (and the Arranger hereby instructs such counsel to deliver such opinion to the Lenders).

                  (c) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                  (d) Merger Transactions. Evidence that the Merger Transactions shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Merger Agreement (except for any modifications, supplements or waivers thereof, or written consents or determinations made by the parties thereto, that shall be satisfactory to the Majority Lenders), and the Administrative Agent shall have received a certificate of a Financial Officer of the Company to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of the Merger Transactions pursuant to the Merger Agreement.

                  (e) Officer's Certificate. A certificate of a Financial Officer of the Company, dated the Closing Date, to the effect set forth in the lettered clauses of the first sentence of Section 7.02.

                  (f) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, any Indebtedness (including any contingent or other amounts in respect of letters of credit) indicated on Schedule II that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under any agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall


                                Credit Agreement
                                ----------------
         have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

                  (g) Notes. The Notes, duly completed and executed for each Lender.

                  (h) Pledge Agreement. The Pledge Agreement, duly executed and delivered by the Company, the Subsidiary Guarantors named therein and the Administrative Agent, together with the certificates identified under the name of such Obligor in Annex 1 thereto, in each case, accompanied by undated stock powers executed in blank.

                  (i) Financial Ratios. A certificate of a Financial Officer of the Company setting forth a calculation of the Debt Ratio and Interest Coverage Ratio that would have existed on June 30, 1997 under the assumption that (i) the Merger Transactions and the borrowings to be made hereunder on the Closing Date had occurred on June 30, 1996 and
         (ii) EBITDA were calculated on a pro forma basis for Excel and Telco for the fiscal quarter ended June 30, 1997, and multiplied by four.

                  (j) Insurance. A certificate of a Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

                  (k) Notice of Account Designation. A Notice of Account Designation, duly completed.

                  (l) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Arranger may reasonably request.

                  The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Arranger, and Kennedy Covington Lobdell & Hickman, L.L.P., special North Carolina counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).



                                Credit Agreement
                                ----------------

                  7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

                  (a) the representations and warranties made by the Company in
         Section 8, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) no Default shall have occurred and be continuing.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


                  Section 8.  Representations and Warranties.  The Company
                              --------------------------------------------
represents and warrants to the Administrative Agent and the Lenders that:
------------------------------------------------------------------------

                  8.01 Organization; Powers. Each of the Company and its Restricted Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                  8.02 Authorization; Enforceability. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by


                                Credit Agreement
                                ----------------
all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.03 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except (in the case of the Merger Transactions only) where the failure to obtain such authorization, approval or consent, or to so file or register, could not reasonably be expected to have a Material Adverse Effect.

                  8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, except (in the case of the Merger Transactions only) where the failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect.

                  8.05  Financial Condition; No Material Adverse Change.

                  (a) The Company has heretofore furnished to each of the Lenders the following financial statements:

                         (i) the audited consolidated balance sheet of Excel and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows of Excel and its Subsidiaries for the fiscal year ended on such


                                Credit Agreement
                                ----------------
         date, with the opinion thereon (in the case of such consolidated balance sheet and statements) of Arthur Andersen LLP;

                        (ii) the unaudited consolidated balance sheet of Excel and its Subsidiaries as of and for the six-month period ended June 30, 1997 and the related consolidated statements of income, retained earnings and cash flows of Excel and its Subsidiaries as of and for such period;

                       (iii) the audited consolidated balance sheet of Telco and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows of Telco and its Subsidiaries for the fiscal year ended on such date, with the opinion thereon (in the case of such consolidated balance sheet and statements) of Deloitte & Touche;

                        (iv) the unaudited consolidated balance sheet of Telco and its Subsidiaries as of and for the six-month period ended June 30, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Telco and its Subsidiaries as of and for such period; and

                         (v) the unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries for the period ended June 30, 1997, prepared under the assumption that the Merger Transactions had occurred on June 30, 1997 and the related statements of income of the Company and its Subsidiaries for the six-month period ended June 30, 1997, prepared under the assumption that the Merger Transactions had occurred on January 1, 1997.

All such financial statements (actual and pro forma) are complete and correct and fairly present the consolidated financial condition of the respective entities and their Subsidiaries, as the case may be, and the consolidated results of their respective operations for the fiscal year or the six-month period, as the case may be, ended on such dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis, subject to year-end adjustments for such interim financial statements. None of such respective entities or any of their Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in their respective balance sheets as at such date.

                  (b) Since June 30, 1997, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of the Company and


                                Credit Agreement
                                ----------------
its Restricted Subsidiaries, from that set forth in the pro forma financial statements referred to in Section 8.05(a)(v).

                  8.06  Properties.

                  (a) Each of Company and its Restricted Subsidiaries owns and has on the date hereof (and, after giving effect to the Merger Transactions, will have) good title (subject only to Liens permitted by Section 9.06) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.05 (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05). Each of Company and its Restricted Subsidiaries owns and has on the date hereof (and, after giving effect to the Merger Transactions, will have) good title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06) that are necessary for the operation and conduct of its businesses.

                  (b) Except as set forth on Schedule VI, each of the Company and its Restricted Subsidiaries owns, or is licensed to use (and, after giving effect to the Merger Transactions, will own or be licensed to use), all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Restricted Subsidiaries does not (and, after giving effect to the Merger Transactions, will not) infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  8.07 Litigation. Except as disclosed to the Lenders in
Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Restricted Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a Material Adverse Effect.

                  8.08 Environmental Matters. Each of the Company and its Restricted Subsidiaries has obtained (and, after giving effect to the Merger Transactions, will have obtained) all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect (and, after giving effect to the Merger Transactions, will be in full force and effect) and each of the Company and its Restricted Subsidiaries is in compliance (and, after giving effect to the Merger Transactions,


                                Credit Agreement
                                ----------------
will be in compliance) with the terms and conditions thereof, and is also in compliance (and, after giving effect to the Merger Transactions, will be in compliance) with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued (or, after giving effect to the Merger Transactions, will have been issued), no complaint has been filed (or after giving effect to the Merger Transactions, will have been filed), no penalty has been assessed (or, after giving effect to the Merger Transactions, will have been assessed) and no investigation or review is pending or threatened (or, after giving effect to the Merger Transactions, will be pending or threatened) by any governmental or other entity with respect to any alleged failure by the Company or any of its Restricted Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Restricted Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Restricted Subsidiaries. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company, Excel, Telco or any of their respective Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company, Excel, Telco or any of their respective Subsidiaries and that could result in a Material Adverse Effect have been made available to the Arranger.

                  8.09 Compliance with Laws and Agreements. Each of the Company and its Restricted Subsidiaries is (and, after giving effect to the Merger Transactions, will be) in compliance with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  8.10 Investment Company Act. Neither the Company, Excel, Telco nor any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  8.11 Public Utility Holding Company Act. Neither the Company, Excel, Telco nor any of their respective Subsidiaries is a "holding company", or an "affiliate" of a "holding


                                Credit Agreement
                                ----------------
company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  8.12 Taxes. After giving effect to the Merger Transactions the Company and its Subsidiaries will be members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company, Excel, Telco and their respective Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, Excel, Telco or any of their respective Subsidiaries, except where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, Excel, Telco and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. None of the Company, Excel, Telco or any of their Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

                  8.13 ERISA. Except as set forth on Schedule VII, each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Administrative Agent under Section 9.02(c).

                  8.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading and, in the case of projections, are based on reasonable estimates. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect (including after giving effect to the Merger Transactions) that has not been disclosed herein, in the other Loan Documents or in a report,


                                Credit Agreement
                                ----------------
financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

                  8.15 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  8.16  Material Agreements and Liens.

                  (a) Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Restricted Subsidiaries outstanding on the date hereof (or that will be outstanding after giving effect to the Merger Transactions) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

                  (b) Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof (or that will be outstanding after giving effect to the Merger Transactions) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any Property of the Company or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule II.

                  (c) Part C of Schedule II sets forth a complete and correct list of each telephone resale agreement in effect on the date hereof providing for minimum purchase commitments.

                  8.17 Capitalization. On the Closing Date it is anticipated that (after giving effect to the Merger Transactions) the authorized capital stock of the Company will consist of an aggregate of approximately 133,000,000 issued and outstanding shares of common stock, par value $.001 per share, each of which shares will be fully paid and nonassessable. There are no outstanding obligations of the Company or any of its Restricted Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Restricted Subsidiaries to


                                Credit Agreement
                                ----------------
make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Restricted Subsidiaries, except for obligations which could not reasonably be expected to have a Material Adverse Effect.

                  8.18  Subsidiaries, Etc.

                  (a) Set forth in Part A of Schedule V is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof (and, after giving effect to the Merger Transactions), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule V, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Set forth in Part B of Schedule V is a complete and correct list of all Investments (other than (i) Investments disclosed in Part A of Schedule V, (ii) Permitted Investments and (iii) other Investments with an aggregate fair market value of less than $5,000,000) held by the Company or any of its Subsidiaries in any Person on the date hereof (or that will be held on the Closing Date after giving effect to the Merger Transactions) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule V, each of the Company and its Subsidiaries owns, free and clear of all Liens, all such Investments.

                  (c) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.15.

                  8.19 Merger Agreement. The Company has heretofore delivered to the Administrative Agent a complete and correct copy (including all modifications, waivers and supplements thereto, and exhibits and schedules) of the Merger Agreement. None of the holders of outstanding shares of stock of the Company (or warrants or options to acquire the same) will be entitled to any dissenters or appraisal rights under applicable law in connection with the Merger Transactions.




                                Credit Agreement
                                ----------------

                  Section 9. Covenants of the Company . The Company covenants
                             ------------------------
and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

                  9.01 Financial Statements and Other Information. The Company shall deliver to the Administrative Agent (together with an adequate number of copies for each of the Lenders, which the Administrative Agent shall promptly forward to each Lender):

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company (including the fiscal year ending December 31, 1997), consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries and, if then a Subsidiary of the Company, of FirstExcel) for such fiscal year and the related consolidated balance sheets of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries and, if then a Subsidiary of the Company, of FirstExcel) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated (or, in the case of FirstExcel, individual) figures for the preceding fiscal year, and accompanied:

                                  (i) in the case of such consolidated
                  statements of the Company and its Subsidiaries, and of FirstExcel, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries (or, as the case may be, the individual financial condition and results of operations of FirstExcel) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, provided that if such opinion is qualified in any respect, such accountants shall have disclosed the basis and nature of such qualification; and

                                 (ii) in the case of such consolidated
                  statements of the Company and its Restricted Subsidiaries, by a certificate of a Financial Officer of the Company, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries, in accordance with generally accepted accounting principles, consistently applied;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company (and


                                Credit Agreement
                                ----------------
         within 60 days after the end of the quarterly fiscal period ending December 31, 1997), consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries and, if then a Subsidiary of the Company, of FirstExcel) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries and, if then a Subsidiary of the Company, of FirstExcel) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated (or, in the case of FirstExcel, individual) figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Financial Officer of the Company, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries (or, as the case may be, of the Company and its Restricted Subsidiaries or FirstExcel), in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section 9.01, a certificate of a Financial Officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto), (ii) setting forth a calculation of the Debt Ratio as at the last day of the period covered by said statements, (iii) in the case of the financial statements as at the fiscal year ending December 31, 1997, a separate itemization of the merger-related charges (as determined by the Company or Telco, as the case may be) referred to in the definition of "Merger-Related Charges" in Section 1.01 and (iv) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.10 and
         9.11 as of the end of the respective quarterly fiscal period or fiscal year;

                  (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;



                                Credit Agreement
                                ----------------

                  (e) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed; and

                  (f) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement and the other Loan Documents, as any Lender or the Administrative Agent may reasonably request.

                  9.02 Notices of Material Events. The Company shall deliver to the Administrative Agent (together with an adequate number of copies for each of the Lenders, which the Administrative Agent shall promptly forward to each Lender):

                  (a) promptly after the Company knows or has reason to believe that any Default has occurred, notice of such Default;

                  (b) prompt notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

                  (c) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any ERISA Event has occurred or exists, notice of the occurrence of such ERISA Event and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such ERISA Event; and

                  (d) prompt notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.



                                Credit Agreement
                                ----------------

                  9.03 Existence, Etc. The Company will, and will cause each of its Restricted Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities and material contracts if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                  9.04 Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.



                                Credit Agreement
                                ----------------

                  9.05  Prohibition of Fundamental Changes.

                  (a) Mergers. The Company will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (b) Acquisitions. The Company will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, unless

                         (i) at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing,

                        (ii) in the case of an acquisition in an amount exceeding $50,000,000, the Company shall be in pro forma compliance with Section 9.10(a) and 9.10(b) after giving effect thereto (and for purposes of determining such pro forma compliance (x) EBITDA shall be calculated for the period of four fiscal quarters most recently ended prior to the date of such acquisition for which financial statements for the Company are available, under the assumption that such acquisition shall have occurred at the beginning of such period, (y) Indebtedness shall be calculated as at the date of such acquisition, after giving effect to any Indebtedness incurred or assumed in connection with such acquisition and (z) Interest Expense shall be calculated, using the blended average interest rates in effect on the date of such acquisition for all Indebtedness of the Company and its Restricted Subsidiaries, under the assumption that the Indebtedness calculated pursuant to the preceding clause (y) had been outstanding during the entire period referred to in the preceding clause (x)) and the Company shall have delivered to the Administrative Agent (together with sufficient copies for each of the Lenders, which the Administrative Agent shall promptly forward to each Lender) a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate such compliance, and

                       (iii) if such acquisition shall occur on or before September 30, 1998 and the Debt Ratio after giving effect thereto shall be greater than 3.00 to 1, the Majority Lenders shall have consented thereto.

                  (c) Restrictions on Sales. The Company will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of the business or Property of the Company and its Restricted Subsidiaries, on a consolidated basis, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but


                                Credit Agreement
                                ----------------
excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms and (iii) Permitted Receivables Transactions).

                  (d) Sale and Leaseback. The Company will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction pursuant to which it shall convey, sell, transfer or otherwise dispose of any Property and, as part of the same transaction or series of transactions, rent or lease as lessee or similarly acquire the right to possession or use of, such Property, or other Property which it intends to use for the same purpose or purposes as such Property, to the extent such transaction gives rise to Indebtedness, unless any Indebtedness arising in connection with such transaction shall be permitted under Section 9.07(f).

                  (e) Certain Permitted Transactions. Notwithstanding the foregoing provisions of this Section 9.05:

                           (i) any Restricted Subsidiary of the Company may be merged or consolidated with or into: (A) the Company if the Company shall be the continuing or surviving corporation or (B) any other such Restricted Subsidiary; provided that (x) if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Restricted Subsidiary, the Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary Guarantor and a Restricted Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents; and

                           (ii) any Restricted Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if any such sale is by a Subsidiary Guarantor to a Restricted Subsidiary of the Company not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents.

                  9.06 Liens. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a) Liens in existence on the date hereof in an amount up to but not exceeding $10,000,000 in the aggregate, excluding (after the making of the initial extension of


                                Credit Agreement
                                ----------------
         credit hereunder) any Lien identified in Schedule II that secures Indebtedness that is to be repaid on the Closing Date;

                  (b)  Liens created pursuant to the Pledge Agreement;

                  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

                  (d) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (k) of Section 10;

                  (e) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (h) Liens on amounts payable to the Company and its Restricted Subsidiaries under billing and collection agreements entered into with local exchange carriers in the ordinary course of business;

                  (i) Liens created pursuant to Permitted Receivables Transactions; and



                                Credit Agreement
                                ----------------

                  (j) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Restricted Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Restricted Subsidiary other than the Property so acquired and improvements thereon and such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Financial Officer of the Company) of such Property and (iii) such Indebtedness is permitted under Section 9.07(f).

                  9.07 Indebtedness. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                  (a)  Indebtedness to the Lenders hereunder;

                  (b) Indebtedness outstanding on the date hereof, excluding (after the making of the initial extension of credit hereunder) any Indebtedness identified in Schedule II that is to be repaid on the Closing Date;

                  (c) Subordinated Indebtedness or Qualified Senior Indebtedness, so long as at the time of the incurrence of any such Indebtedness, and after giving effect thereto, no Default shall have occurred and be continuing and the Company shall be in pro forma compliance with Section 9.10 (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Company and its Restricted Subsidiaries are available, under the assumption that such incurrence shall have occurred at the beginning of the applicable period) and the Company shall have delivered to the Administrative Agent (together with sufficient copies for each of the Lenders, which the Administrative Agent shall promptly forward to each Lender) a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance;

                  (d) Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries, provided that any Restricted Subsidiary that is not a Subsidiary Guarantor hereunder shall have agreed, pursuant to an


                                Credit Agreement
                                ----------------
         instrument in form satisfactory to the Administrative Agent, that any such Indebtedness of the Company to such Subsidiary is subordinated to the obligations of the Company hereunder on terms substantially the same as set forth in Section 12.14;

                  (e) Indebtedness of the Company or its Restricted Subsidiaries incurred pursuant to Permitted Receivables Transactions up to but not exceeding $150,000,000 at any one time outstanding;

                  (f) additional Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 9.06(j)) up to but not exceeding $50,000,000 at any one time outstanding; and

                  (g) additional Indebtedness of the Company (none of which shall be secured) up to but not exceeding $100,000,000 at any one time outstanding.

                  9.08 Investments. The Company will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Part B of Schedule V;

                  (b)  operating deposit accounts with banks;

                  (c)  Permitted Investments;

                  (d) Investments by the Company and its Wholly Owned Domestic Restricted Subsidiaries in the Company and its Wholly Owned Domestic Restricted Subsidiaries, including newly-acquired Wholly Owned Domestic Restricted Subsidiaries;

                  (e) Investments by the Company and its Wholly Owned Foreign Subsidiaries in the Company and its Wholly Owned Foreign Subsidiaries, including newly-acquired Wholly Owned Foreign Subsidiaries, up to but not exceeding $100,000,000 at any one time outstanding;

                  (f) Hedging Agreements entered into as bona fide hedges and not for speculation purposes;

                  (g)  Permitted Receivables Transactions;



                                Credit Agreement
                                ----------------

                  (h) Investments by the Company or any of its Restricted Subsidiaries in FirstExcel in an amount up to but not exceeding $25,000,000 at any one time outstanding; and

                  (i) additional Investments (other than in Wholly Owned Restricted Subsidiaries) up to but not exceeding $50,000,000 in the aggregate.

The aggregate amount of an Investment at any one time outstanding for purposes of clauses (e), (h) or (i) above, shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of Property (excluding shares of capital stock of the Company), loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment.

                  9.09 Restricted Payments. The Company will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment at any time; provided that the Company may make Restricted Payments, so long as (a) at the time of such Restricted Payment, and after giving effect thereto, no Default shall have occurred and be continuing and (b) the aggregate amount of such Restricted Payments made during the period commencing on the Closing Date through and including the date of such Restricted Payment shall not exceed the sum of (i) $25,000,000 plus (ii) for each complete fiscal year in such period, 10% of Excess Cash Flow for such fiscal year.

                  Nothing herein shall be deemed to prohibit the payment of dividends by any Restricted Subsidiary of the Company to the Company or to any other Restricted Subsidiary of the Company.

                  9.10  Certain Financial Covenants.

                  (a) Debt Ratio. The Company will not permit the Debt Ratio as of any date during the following respective periods, to exceed the following respective ratios:



                                Credit Agreement
                                ----------------

                 Period                              Ratio
         ---------------------------              -----------

         From the Closing Date
          through September 29, 1998                4.00 to 1

         From September 30, 1998
          through September 29, 1999                3.50 to 1

         From September 30, 1999
          through March 30, 2001                    3.00 to 1

         From March 31, 2001
          and at all times thereafter               2.50 to 1

                  (b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios as at any time during the following respective periods:

                 Period                                Ratio
         ---------------------------                ---------

         From the Closing Date
          through September 29, 1998                2.50 to 1

         From September 30, 1998
          through September 29, 1999                3.00 to 1

         From September 30, 1999
          and at all times thereafter               3.50 to 1

                  (c) Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio as of any date to be less than 1.25 to 1.

                  9.11 Capital Expenditures. The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Restricted Subsidiaries to exceed the following respective amounts for the following respective fiscal years:



                                Credit Agreement
                                ----------------

               Fiscal Year                             Amount
               -----------                             ------

         From the Closing Date
          through December 31, 1997                   $50,000,000

         Fiscal Year Ending
          December 31, 1998                           $150,000,000

         Fiscal Year Ending
          December 31, 1999
          and each fiscal year
          thereafter                                  $125,000,000

If the aggregate amount of Capital Expenditures for any fiscal year set forth in the schedule above shall be less than the amount set forth opposite such fiscal year in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and, for purposes hereof, the amount of Capital Expenditures made during any fiscal year shall be deemed to have been made first from the amount of any carryover from any previous fiscal year and last from the amount permitted in the schedule above.

                  9.12 Subordinated Indebtedness; Qualified Senior Indebtedness. The Company will not, nor will it permit any of its Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness or Qualified Senior Indebtedness, except for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness or Qualified Senior Indebtedness, as the case may be.

                  9.13 Lines of Business. The Company will not, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than the business of communications and direct broadcast satellite, financial services (limited to FirstExcel), information processing, internet, data and on-line services, home security, as well as the multimedia and network marketing of products and services related to any of the above and multimedia and network marketing of office supplies, electricity and other utilities, exclusively on a resale basis, so long as the aggregate revenues derived from such marketing of office supplies, electricity and other utilities in any fiscal quarter shall not exceed 15% of the aggregate revenues of the


                                Credit Agreement
                                ----------------

Company and its Restricted Subsidiaries for such fiscal quarter, and other businesses reasonably related to the foregoing.

                  In addition to the foregoing, (a) the Company will not permit FirstExcel to engage in any business other than financial services permitted under applicable regulations of the Office of Thrift Supervision and (b) the Company will not engage in the business of providing home security other than within the United States of America and will not permit the aggregate amount of Capital Expenditures and Investments (determined in the manner provided in the last sentence of Section 9.08) in the home security business by the Company and its Restricted Subsidiaries to exceed $50,000,000 in the aggregate (as to all Investments in the home security business) at any one time.

                  9.14 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Restricted Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

                  9.15 Restrictive Agreements. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to Guarantee Indebtedness of the Company or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule III (but shall apply to any extension or renewal of, or any amendment


                                Credit Agreement
                                ----------------
or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, so long as such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vi) clause (a) of the foregoing shall not apply to restrictions upon the creation of Liens on accounts receivable of the Company and its Restricted Subsidiaries to be collected under agreements entered into in the ordinary course of business with local exchange carriers or associations of local exchange carriers.

                  9.16 Use of Proceeds. The Company will use the proceeds of the Loans hereunder to finance the cash portion of the Merger Transactions, to pay for fees and expenses relating thereto, to finance general corporate purposes, including working capital and for Capital Expenditures and acquisitions permitted hereunder (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  9.17  Certain Obligations Respecting Restricted Subsidiaries.

                  (a) Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries, other than Unrestricted Subsidiaries and any Foreign Subsidiary, to take such action from time to time as shall be necessary to ensure that such Subsidiaries (excluding Unrestricted Subsidiaries and Foreign Subsidiaries) are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Restricted Subsidiaries shall form or acquire any new Subsidiary (excluding a Foreign Subsidiary) that shall constitute a Restricted Subsidiary hereunder, the Company and its Restricted Subsidiaries will cause such new Subsidiary to

                         (i) become a "Subsidiary Guarantor" hereunder pursuant to a Guarantee Assumption Agreement,

                        (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 on the Closing Date or as the Administrative Agent shall have requested.


                                Credit Agreement
                                ----------------

In addition, upon the formation or acquisition of any new Subsidiary, the Company shall cause all shares of capital stock of such Subsidiary to be delivered in pledge to the Administrative Agent pursuant to the Pledge Agreement, provided that in the case of a Foreign Subsidiary, the Company shall only be required to cause 65% of the voting stock and 100% of the non-voting stock to be so delivered.

                  (b) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Restricted Subsidiaries, other than Subsidiaries in which Investments have been made pursuant to Section 9.08(i), is a Wholly Owned Subsidiary.

                  9.18 Modifications of Certain Documents. The Company will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Qualified Senior Indebtedness, Subordinated Indebtedness or the Merger Transactions without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).


                  Section 10.  Events of Default.  If one or more of the
                               -----------------
following events (herein called "Events of Default") shall occur and be continuing:

                  (a) the Company shall default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment);

                  (b) the Company shall default in the payment of any interest on any Loan, any fee or any other amount (other than an amount referred to in clause (a) of this Section 10) payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for five or more Business Days;

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Company or any of its Restricted Subsidiaries, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect;

                  (d) the Company shall default in the performance of any of its obligations under any of Sections 9.02, 9.05, 9.06, 9.07, 9.08, 9.09,
         9.10, 9.11, 9.12, 9.14, 9.15, 9.17 or 9.18;


                                Credit Agreement
                                ----------------

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 10) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent);

                  (f) the Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or the Company or any of its Restricted Subsidiaries shall default in the payment when due of any amount aggregating $10,000,000 or more under any Hedging Agreement;

                  (g) any event specified in any note, agreement, indenture or other document evidencing or relating to any other Indebtedness aggregating $10,000,000 or more of the Company or any of its Restricted Subsidiaries shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $10,000,000 or more to become due;

                  (h) a proceeding or case shall be commenced, without the application or consent of the Company or its affected Restricted Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Restricted Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Restricted Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code;



                                Credit Agreement
                                ----------------

                  (i) the Company or any of its Restricted Subsidiaries shall
         (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate action for the purpose of effecting any of the foregoing;

                  (j) the Company or any of its Restricted Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

                  (k) a final judgment or judgments for the payment of money of $10,000,000 or more in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within such period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                  (l) an event or condition specified in Section 9.02(c) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect;

                  (m) a reasonable basis shall exist for the assertion against the Company or any of its Restricted Subsidiaries, or any predecessor in interest of the Company or any of its Restricted Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Restricted Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Restricted Subsidiaries, Affiliates or predecessors that, in the judgment of the Majority Lenders, are reasonably likely to be determined adversely to the Company or any of its


                                Credit Agreement
                                ----------------

         Restricted Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Restricted Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

                  (n) during any period of 13 consecutive calendar months (i) a majority of the Board of Directors of the Company shall no longer be composed of individuals (A) who were members of such Board on the first day of such period, (B) whose election or nomination to such Board was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of such Board or (C) whose election or nomination to such Board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of such Board or (ii) any Person, other than a Permitted Investor, shall obtain more than 30% of the voting capital stock of the Company unless a single Permitted Investor (including Permitted Investors Controlled by such single Permitted Investor) shall also hold a percentage of the voting capital stock of the Company equal to or greater than the percentage of such voting capital stock owned by such Person; or

                  (o) during any period that FirstExcel is a Subsidiary of the Company and conducting (or licensed to conduct) a financial services business, either (i) FirstExcel shall cease for any reason to be a "qualified thrift lender" under 12 C.F.R. ss.583.17 or (ii) the Company shall cease for any reason to be a savings and loan holding company exempt under 12 C.F.R. ss.584.2a(a)(1)(i) from the limitations of 12 C.F.R. ss.584.2(b), and the applicable regulatory authority shall have notified the Company that it shall be required to divest itself of FirstExcel or take other action to requalify as a "qualified thrift lender" or an exempt savings and loan holding company, as the case may be (and the Company shall have failed to so divest itself of FirstExcel, or the Company or FirstExcel shall have failed to take such action to so requalify, within the period of time prescribed by such regulatory authority);

THEREUPON:

                  (1) in the case of an Event of Default other than one referred to in clause (h) or (i) of this Section 10 with respect to any Obligor, the Administrative Agent may and, upon request of the Majority Lenders will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation,


                                Credit Agreement
                                ----------------
         any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and

                  (2) in the case of the occurrence of an Event of Default referred to in clause (h) or (i) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

                  In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (h) or (i) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in a segregated account (as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


                  Section 11.  The Administrative Agent.
                               ------------------------

                  11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):



                                Credit Agreement

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

                  (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                  (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 12.06(b)).

                  11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.



                                Credit Agreement
                                ----------------

                  11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

                  11.04 Rights as a Lender. With respect to its Commitment and the Loans made by it, First Union (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. First Union (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and First Union and its affiliates (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Arranger (to the extent not reimbursed under Section 12.04, but without limiting the obligations of the Company under Section 12.04,) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Arranger (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and


                                Credit Agreement
                                ----------------
expenses that the Company is obligated to pay under Section 12.04, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  11.06 Non-Reliance on Administrative Agent, Arranger and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Neither the Administrative Agent nor the Arranger shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent, the Arranger or any of their respective affiliates.

                  11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders, with the consent of the Company, which consent shall not be unreasonably withheld, shall have the right to appoint, a successor Administrative Agent, provided that the consent of the Company


                                Credit Agreement
                                ----------------
shall not be required if a Default shall have occurred or be continuing or if no successor has been appointed within 30 days of such retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and the Company and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  11.09 Consents under Pledge Agreement. The Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under the Pledge Agreement, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Pledge Agreement) release any collateral or otherwise terminate any Lien under the Pledge Agreement, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Pledge Agreement, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of Majority Lenders thereto) or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Pledge Agreement, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

                  As more particularly provided in the Pledge Agreement, upon payment in full of the principal of and interest on, and all other amounts owing in respect of, the Loans, the Reimbursement Obligations and all other obligations owing to the Lenders or the Administrative Agent hereunder or under the Loan Documents, and the termination or expiration of the Commitments and all Letters of Credit, the Administrative Agent may release the collateral security provided by the Obligors pursuant to the Pledge Agreement.



                                Credit Agreement
                                ----------------

                  11.10 Arranger and Syndication and Documentation Agents. Except as expressly provided herein, neither the Arranger, nor any of the Syndication or Documentation Agents, shall have any rights or obligations under this Agreement or any of the other Loan Documents except in its capacity as a "Lender" hereunder.


                  Section 12.  Miscellaneous.
                               -------------

                  12.01 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient, as follows:

                  (a) if to the Company or any Subsidiary Guarantor, to EXCEL Communications, Inc. at 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231, Attention of J. Christopher Dance, Esq. (Telecopy No. 214-863-8985;

                  (b) if to the Administrative Agent, to First Union National Bank at One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288- 0608, Attention of Syndication Agency Services (Telecopy No. 704-383-0288);

                  (c) if to the Issuing Lender, to First Union National Bank at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735, Attention of Communications and Media Finance Group (Telecopy No. 704-374-4092);

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  12.02 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.



                                Credit Agreement
                                ----------------

                  Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

                  12.03 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the permanent reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee or other amount hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee or other amount is payable hereunder, (v) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans, (vi) alter the terms of this Section 12.03, (vii) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) release any Subsidiary Guarantor from any of its guarantee obligations under Section 6, or
(ix) waive any of the conditions precedent set forth in Section 7.01; (b) any modification or supplement of Section 11, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 shall require the consent of each Subsidiary Guarantor.

                  In the event that any Subsidiary Guarantor shall be the subject of any disposition permitted hereunder or a disposition to which the Majority Lenders have consented, the Administrative Agent is hereby authorized by each of the Lenders to (and shall, if requested by the Company) execute and deliver such instruments as shall be necessary to release such Subsidiary Guarantor from its obligations under this Agreement and the Pledge Agreement (and, subject to Section 11.09, to release any Lien granted by such Subsidiary Guarantor under the Pledge Agreement).


                                Credit Agreement
                                ----------------

                  12.04 Expenses, Etc. The Company agrees to pay or reimburse each of the Lenders, the Administrative Agent and the Arranger for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Arranger and Kennedy Covington Lobdell & Hickman, L.L.P., special North Carolina counsel to the Administrative Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.04; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein.

                  The Company hereby agrees to indemnify the Administrative Agent, the Arranger and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent or the Arranger to any Lender, whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent, the Arranger and each Lender from, and hold the Administrative Agent, the Arranger and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the


                                Credit Agreement
                                ----------------

Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Restricted Subsidiaries (or any predecessor in interest to the Company or any of its Restricted Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Restricted Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent, the Arranger or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent, the Arranger or any Lender of any of its rights and remedies hereunder, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Restricted Subsidiaries, at such site or facility.

                  12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.06  Assignments and Participations.

                  (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders, the Administrative Agent and the Arranger.

                  (b) Each Lender may assign any of its Loans, its Note, its Commitment and its Letter of Credit Interest (but only with the consent of, in the case of its outstanding Loans or Commitment, the Company, the Arranger and the Administrative Agent and, in the case of a Letter of Credit Interest, the Issuing Lender, which consents shall not be unreasonably withheld or delayed); provided that:

                         (i) no such consent by the Company, the Arranger, the Administrative Agent or the Issuing Lender shall be required in the case of any assignment to another Lender;

                        (ii) except to the extent the Company, the Arranger and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000; and

                       (iii) each such assignment by a Lender of its Loans, Note, Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Loans, Note, Commitment and Letter of Credit Interest is assigned to the respective assignee.


                                Credit Agreement
                                ----------------

Upon execution and delivery by the assignee to the Company, the Arranger, the Administrative Agent and (if applicable) the Issuing Lender of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment, Loans and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, the Arranger, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company, the Arranger, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment, Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment, Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment and Letter of Credit Interest (or portion thereof) so assigned. Upon each such assignment the assigning Lender (except if such assigning Lender is the Arranger) shall pay the Administrative Agent an assignment fee of $3,000.

                  (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 in respect of Loans and Letter of Credit Interest held by it and its Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitment, and as if such Lender were funding each of such Loans, Letter of Credit Interest and Commitment in the same way that it is funding the portion of such Loans, Letter of Credit Interest and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment or extend the amount or date of any scheduled permanent reduction of such Commitment pursuant to Section 2.04, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or 12.03, requires the consent of each Lender.


                                Credit Agreement
                                ----------------

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Arranger, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferrable as provided therein and (ii) assign all or any portion of its rights under this Agreement and its Loans, its Letter of Credit Interest and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12.

                  (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06, 5.07 and 12.04, the obligations of each Subsidiary Guarantor under Section 6.03, and the obligations of the Lenders under Section 11.05, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                  12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.



                                Credit Agreement
                                ----------------

                  12.09 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  12.10 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  12.11 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.12 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender, (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document,
(vii) to a subsidiary or affiliate of such Lender or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or


                                Credit Agreement
                                ----------------
prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit F (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12, which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company.

                  The obligations of each Lender under this Section 12.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b).

                  12.13  Interest Rates.

                  (a) It is the intention of the parties hereto that the Loans made hereunder shall conform strictly to applicable usury laws. Accordingly, none of the terms and provisions contained in this Agreement or any of the other Loan Documents shall ever be construed to create a contract to pay interest to the Lenders for the use, forbearance or detention of money at a rate in excess of the highest lawful rate applicable (the "Maximum Lawful Rate"); for purposes of this Section 12.13, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws (whether or not denominated as interest) and are contracted for, taken, reserved, charged or received under any of this Agreement or the other Loan Documents or otherwise in connection with the transactions contemplated by this Agreement and the other Loan Documents. If as a result of prepayment, acceleration of maturity or otherwise, the effective rate of interest which would otherwise be payable to any Lender under this Agreement or any other Loan Document would exceed the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, or if any Lender shall receive moneys or other consideration that are deemed to constitute interest that would increase the effective rate of interest payable by the Company to such Lender under this Agreement or any other Loan Document to a rate in excess of the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, then (i) the amount of interest that would otherwise be payable by the Company to such Lender under this Agreement and the other Loan Documents shall be reduced to the Maximum Lawful Rate, and (ii) any interest paid by the Company to such Lender in excess of the Maximum Lawful Rate shall be credited by such Lender as an optional prepayment of the Loans (to be applied to the principal of the Loans of such Lender in the order specified in


                                Credit Agreement
                                ----------------

Section 4.02), provided that such amount shall not be applied to reduce such Lender's Commitments, if any) and, thereafter, shall be returned to the Company. All calculations of the rate or amount of interest contracted for, taken, reserved, charged or received by any Lender under any of this Agreement and the other Loan Documents that are made for the purpose of determining whether such rate or amount exceeds the Maximum Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading during the full stated term of all of the Loans owed to such Lender.

             (b) If at any time and from time to time (i) the amount of interest payable to any Lender on any date would otherwise exceed the Maximum Lawful Rate, the amount of interest payable to such Lender shall be limited to the Maximum Lawful Rate pursuant to paragraph (a) above and (ii) in respect of any subsequent interest computation period, the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Maximum Lawful Rate, then the amount of interest payable in respect of such subsequent computation period shall be computed at the Maximum Lawful Rate until the earlier to occur of (x) the date upon which the total amount of interest payable to such Lender shall equal the total amount of interest that would have been payable to such Lender if the total amount of interest had been computed without giving effect to paragraph (a) above, or (y) payment in full of all Loans held by such Lender.

                  (c) Without limiting the application of Section 12.09, insofar as the provisions of Article 5069-1.04, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, are deemed applicable to the determination of the Maximum Lawful Rate with respect to any of the Loans, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to such Loans; provided that to the extent permitted by such Article, any Lender may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans and other obligations held by such Lender.

                  (d) Without limiting the application of Section 12.09, pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the provisions of Chapter 15, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement, the other Loan Documents or the transactions contemplated hereby.

                  12.14 Subordination. Each Subsidiary Guarantor hereby agrees that any Indebtedness of the Company to such Subsidiary Guarantor now or hereafter outstanding (herein, the "Subordinated Indebtedness") shall be subordinate in right of payment, to the extent and in the manner hereinafter set forth, to the Senior Indebtedness (as defined below), including, without limitation, any interest accruing after the commencement of any proceeding referred to in the next sentence, whether or not such interest is an allowed claim in such


                                Credit Agreement
                                ----------------
proceeding. In that connection, each Subsidiary Guarantor hereby agrees that, in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, or to its Property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the Lenders and the Administrative Agent shall be entitled to receive payment in full of all amounts constituting Senior Indebtedness before such Subsidiary Guarantor is entitled to receive, or make any demand for, any payment on account of any Subordinated Indebtedness, and to that end the Lenders and the Administrative Agent shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities.

                  If in any such proceeding any payment or distribution of any character, whether in cash, securities or other property, in respect of the Subordinated Indebtedness shall (despite these subordination provisions) be received by any Subsidiary Guarantor before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent for distribution in respect of the Senior Indebtedness, to the extent necessary to pay all Senior Indebtedness in full.

                  For purposes hereof, "Senior Indebtedness" means the principal of and interest on the Loans made by the Lenders to, and the Notes held by the Lenders of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, and all obligations of the Company or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Hedging Agreement.


                                Credit Agreement
                                ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                         NEW RES, INC. (to be renamed EXCEL
                                             Communications, Inc.)


                                         By /s/ John J. McLaine
                                            ------------------------------------
                                                John J. McLaine

                                              Title:  President and
                                                      Chief Operating Officer



                              SUBSIDIARY GUARANTORS
                             ----------------------


                                           EXCEL COMMUNICATIONS, INC
                                           EXCEL COMMUNICATIONS MARKETING, INC.
                                           EXCEL FULFILLMENT SERVICES, INC.
                                           EXCEL MANAGEMENT SERVICES, INC.
                                           EXCEL PRODUCTS, INC.
                                           EXCEL SWITCH FACILITY, INC.
                                           EXCEL TELECOMMUNICATIONS, INC.
                                           EXCEL TELEPHONE, INC.
                                           EXCEL TELESERVICES, INC.
                                           EXCEL TELECOMMUNICATIONS OF
                                               VIRGINIA, INC.
                                           EXCEL TELECOMMUNICATIONS, INC. OF
                                               NEW HAMPSHIRE


                                           By /s/ John J. McLaine
                                              ----------------------------------
                                                  John J. McLaine

                                                Title:  President and
                                                        Chief Operating Officer




                                Credit Agreement
                                ----------------

                                           TELCO COMMUNICATIONS GROUP,INC.
                                           LONG DISTANCE WHOLESALE CLUB
                                           TELCO HOLDINGS, INC.
                                           TELCO BILLING, INC.
                                           TEL LABS, INC.
                                           TELCO NETWORK SERVICES, INC.
                                           TELCO SWITCH CORP.
                                           NETWORK CONTROL SERVICES, INC.
                                           TELCO VOICE NETWORK, INC.
                                           TELCO SWITCH ACQUISITION, INC.
                                           DIAL & SAVE OF ALABAMA, INC.
                                           DIAL & SAVE OF ARIZONA, INC.
                                           DIAL & SAVE OF ARKANSAS, INC.
                                           DIAL & SAVE OF CALIFORNIA, INC.
                                           DIAL & SAVE OF COLORADO, INC.
                                           DIAL & SAVE OF CONNECTICUT, INC.
                                           DIAL & SAVE OF DELAWARE, INC.
                                           DIAL & SAVE OF FLORIDA, INC.
                                           DIAL & SAVE OF FLORIDA, ALPHA, INC.
                                           DIAL & SAVE OF FLORIDA, BETA, INC.
                                           DIAL & SAVE OF FLORIDA, GAMMA, INC.
                                           DIAL & SAVE OF FLORIDA, DELTA, INC.
                                           DIAL & SAVE OF GEORGIA, INC.
                                           DIAL & SAVE OF IDAHO, INC.
                                           DIAL & SAVE OF ILLINOIS, INC.
                                           DIAL & SAVE OF INDIANA, INC.
                                           DIAL & SAVE OF IOWA, INC.
                                           DIAL & SAVE OF KANSAS, INC.
                                           DIAL & SAVE OF KENTUCKY, INC.
                                           DIAL & SAVE OF LOUISIANA, INC.
                                           DIAL & SAVE OF MAINE, INC.
                                           DIAL & SAVE OF MARYLAND, INC.
                                           DIAL & SAVE OF MASSACHUSETTS, INC.
                                           DIAL & SAVE OF MICHIGAN, INC.
                                           DIAL & SAVE OF MINNESOTA, INC.
                                           DIAL & SAVE OF MISSISSIPPI, INC.
                                           DIAL & SAVE OF MISSOURI, INC.
                                           DIAL & SAVE OF MONTANA, INC.
                                           DIAL & SAVE OF NEBRASKA, INC.
                                           DIAL & SAVE OF NORTH DAKOTA


                                Credit Agreement
                                ----------------

                                         DIAL & SAVE OF NEW HAMPSHIRE, INC.
                                         DIAL & SAVE OF NEW JERSEY, INC.
                                         DIAL & SAVE OF NEW MEXICO, INC.
                                         DIAL & SAVE OF NEVADA, INC.
                                         DIAL & SAVE OF NEW YORK, INC.
                                         DIAL & SAVE OF NORTH CAROLINA, INC.
                                         DIAL & SAVE OF OHIO, INC.
                                         DIAL & SAVE OF OKLAHOMA, INC.
                                         DIAL & SAVE OF OREGON, INC.
                                         DIAL & SAVE OF PENNSYLVANIA, INC.
                                         DIAL & SAVE OF RHODE ISLAND, INC.
                                         DIAL & SAVE OF SOUTH CAROLINA, INC.
                                         DIAL & SAVE OF NORTH CAROLINA, INC.
                                         DIAL & SAVE OF SOUTH DAKOTA, INC.
                                         DIAL & SAVE OF TENNESSEE, INC.
                                         DIAL & SAVE OF TEXAS, INC.
                                         DIAL & SAVE OF UTAH, INC.
                                         DIAL & SAVE OF VERMONT, INC.
                                         DIAL & SAVE OF VIRGINIA, INC.
                                         DIAL & SAVE OF WASHINGTON, INC.
                                         DIAL & SAVE OF WASHINGTON, D.C., INC.
                                         DIAL & SAVE OF WEST VIRGINIA, INC.
                                         DIAL & SAVE OF WISCONSIN, INC.
                                         DIAL & SAVE OF WYOMING, INC.


                                                     By /s/ Donald Burns
                                                        ------------------------
                                                            Donald Burns

                                                          Title:  President




                                Credit Agreement
                                ----------------

                                            TELCO SWITCH LIMITED PARTNERSHIP

                                              By its general partner

                                              Telco Switch Corp.


                                            By /s/ Donald Burns
                                               --------------------
                                                   Donald Burns
                                                 Title:  President




                                Credit Agreement

                                     LENDERS

                                          LEHMAN COMMERCIAL PAPER INC.,
                                              individually and as Arranger and
                                              Syndication Agent


                                          By /s/ Dennis J. Dee
                                             -------------------------------
                                                 Dennis J. Dee

                                             Title:  Authorized Signatory


                                          BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION, individually
                                              and as Documentation Agent


                                          By /s/ R. Vernon Howard, Jr.
                                             -------------------------------
                                                 R. Vernon Howard, Jr.

                                             Title:  Managing Director


                                          FIRST UNION NATIONAL BANK


                                          By /s/ Mary L. Cook
                                             -------------------------------
                                                 Mary L. Cook

                                             Title:  Senior Vice President


                                          NATIONSBANK OF TEXAS, N.A.,
                                             individually and as Documentation
                                             Agent


                                                 By /s/ Jennifer F. Zydney
                                                    ------------------------
                                                        Jennifer F. Zydney

                                                      Title:  Vice President




                                Credit Agreement
                                ----------------

                                     LENDERS

                                    THE BANK OF NEW YORK


                                    By /s/ Edward F. Ryan, Jr.
                                       --------------------------------
                                           Edward F. Ryan, Jr.

                                       Title:  Senior Vice President


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By /s/ Steven J. McGehrin
                                       --------------------------------
                                           Steven J. McGehrin

                                       Title:  Vice President


                                    ROYAL BANK OF CANADA


                                    By /s/ John P. Page
                                       --------------------------------
                                           John P. Page

                                    Title:  Senior Manager


                                    TORONTO DOMINION (TEXAS), INC.


                                    By /s/ Darlene Riedel
                                       --------------------------------
                                           Darlene Riedel

                                        Title:  Vice President


                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                    By /s/ Glenn B. Eckert, CFA
                                       --------------------------------
                                           Glenn B. Eckert, CFA

                                       Title:  Vice President


                                Credit Agreement
                                ----------------

                                     LENDERS

                                BANQUE PARIBAS


                                By /s/ Salo Aizenberg   By /s/ Lynne S. Randall
                                   ------------------      ---------------------
                                       Salo Aizenberg          Lynne S. Randall

                                Title:  Vice President   Title:  Director


                                         CREDITANSTALT-BANKVEREIN


                                         By /s/ Scott Kray
                                            --------------------------------
                                                Scott Kray

                                             Title:  Vice President

                                         By /s/ John Taylor
                                            ---------------------------------
                                                John Taylor

                                            Title:  Senior Associate


                                 CITIBANK, N.A.


                                           By /s/ Hans L. Christensen
                                              ----------------------------------
                                                  Hans L. Christensen

                                           Title:  Vice President


                                           BANK HAPOALIM B.M.


                                           By /s/ Carl Kopfinger
                                              ----------------------------------
                                                  Carl Kopfinger

                                           Title:  Vice President

                                           By /s/ F.J. McEntee
                                              ----------------------------------
                                                  F.J. McEntee

                                           Title:  Vice President-Controller


                                Credit Agreement
                                ----------------

                                     LENDERS

                                 BANK OF HAWAII


                                           By /s/ Elizabeth O. MacLean
                                              ------------------------------
                                                  Elizabeth O. MacLean

                                               Title:  Vice President


                                           BANK OF MONTREAL


                                           By /s/ Rene Encarnacion
                                              ------------------------------
                                                  Rene Encarnacion

                                              Title:  Director


                                           BANK ONE, TEXAS, N.A.


                                           By /s/ Keith Wright
                                              ------------------------------
                                                  Keith Wright

                                              Title:  Vice President


                                  COMERICA BANK


                                            By /s/ Kim A. Uhlemann
                                               ----------------------------
                                                   Kim A. Uhelmann

                                               Title:  Vice President




                                Credit Agreement
                                ----------------

                                     LENDERS

                                    DG BANK DEUTSCHE GENOSSENSCHAFTSBANK


                                    By /s/ Norah McCann
                                       ------------------------------
                                           Norah McCann

                                       Title:  Senior Vice President

                                    By /s/ Paul Connolly
                                       -------------------------------
                                           Paul Connolly

                                       Title:  Asst. Vice President


                                    HIBERNIA NATIONAL BANK


                                    By /s/ Troy J. Villafarra
                                       ------------------------------
                                           Troy J. Villafarra

                                       Title:  Vice President


                                    RIGGS BANK N.A.


                                    By /s/ Louanne Bailey
                                       ------------------------------
                                           Louanne Bailey

                                       Title:  Vice President


                                    SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                    By /s/ Kimberly S. Evans
                                       --------------------------------
                                           Kimberly S. Evans

                                       Title:  Vice President




                                Credit Agreement
                                ----------------

                                     LENDERS

                                           THE DAI-ICHI KANGYO BANK, LTD,


                                           By /s/ Seiji Imai
                                              --------------------------
                                                  Seiji Imai

                                              Title:  Vice President


                                           THE FUJI BANK, LIMITED


                                           By /s/ Philip C. Lauinger III
                                              -----------------------------
                                                  Philip C. Lauinger III

                                              Title:  Vice President & Manager


                                           THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                           By /s/ Masahiro Watanabe
                                              ------------------------------
                                                  Masahiri Watanabe

                                               Title:  Joint General Manager


                                           THE LONG-TERM CREDIT BANK OF JAPAN,
                                               LIMITED, NEW YORK BRANCH


                                           By /s/ Sadao Muraoka
                                              -----------------------------
                                                  Sadao Muraoka

                                              Title:  Head of Southwest Region


                                Credit Agreement
                                ----------------

                                     LENDERS
                                     -------

                                               THE MITSUBISHI TRUST AND BANKING
                                                   CORPORATION


                                               By /s/ Hiroaki Tsuchiya
                                                  ------------------------------
                                                      Hiroaki Tsuchiya

                                                   Title:  Chief Manager


                                               THE ROYAL BANK OF SCOTLAND plc


                                               By /s/ Karen L. Stefancic
                                                  -----------------------
                                                      Karen L. Stefancic

                                                  Title:  Vice President


                                               THE TOYO TRUST & BANKING
                                               CO., LIMITED


                                               By /s/ T. Mikumo
                                                  ------------------------
                                                      T. Mikumo

                                                  Title:  Vice President


                                               BANQUE NATIONALE DE PARIS


                                               By /s/ Marcus C. Jones
                                                  ------------------------
                                                      Marcus C. Jones

                                                  Title:  Vice President

                                               By /s/ Mark Whitson
                                                  ------------------------
                                                      Mark Whitson

                                                   Title:  Vice President




                                Credit Agreement
                                ----------------

                                            FIRST UNION NATIONAL BANK, as
                                              Administrative Agent



                                            By /s/ Douglas M. Burnett
                                               ------------------------
                                                   Douglas M. Burnett

                                               Title:  Vice President


                                Credit Agreement
                                ---------------